UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2015

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On October 8, 2015, we received written consent from our company's board of directors to amend the Corporation's Articles of Incorporation to effect a reverse stock split, such that each five (5) shares of the issued and outstanding Common Stock of the Corporation shall be reversed split into one (1) share of Common Stock of the Corporation (the "Stock Split"). This Stock Split shall effect only issued and outstanding shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse split shall receive, in lieu thereof, a whole share.

On November 4, 2015, the Corporation received the written consent of holders of more than 50% of our voting securities to effect the Stock Split.

The Stock Split will not be effective until after filing by the Corporation of its Schedule 14C Information with the Securities and Exchange Commission and amendment of the Corporation's Articles of Incorporation.

In addition, the Corporation will file a corporation action notification with FINRA to effect the Stock Split on the market, and must receive approval thereof prior to filing amended Articles of Incorporation.

We will announce the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
November 10, 2015	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer